Exhibit 99.1
Serve Robotics Announces Second Quarter 2024 Results
•Manufacturing activities commenced on 2,000-robot fleet deployment following entry into manufacturing agreement with Magna and amendment to lidar supply agreement with Ouster
•Cash position bolstered by proceeds of $40 million equity offering, as well as post-quarter $15 million private placement transaction
SAN FRANCISCO, August 13, 2024 — Serve Robotics Inc. (the “Company” or “Serve”) (Nasdaq: SERV), a leading autonomous sidewalk delivery company, today announced financial results for the second quarter 2024 ended June 30, 2024.
"We are pleased to report another strong quarter, extending our 30-month track record of double-digit month-over-month growth and improvements in key operational metrics," said Dr. Ali Kashani, Serve's Co-founder and CEO. "This quarter, we expanded into Koreatown in Los Angeles, signed important agreements with Magna International Inc. ("Magna") and expanded on our supply agreement with Ouster Inc. ("Ouster"), and appointed our Chief Hardware & Manufacturing Officer to spearhead our fleet expansion efforts. I am particularly pleased to announce that Serve has completed the design of our third-generation robot. Looking ahead, we are focused on executing Serve's fleet expansion plan to deploy at least 250 additional robots in Los Angeles by the end of Q1 2025. We believe our continued execution of this plan through year end 2025 will position Serve to deploy all 2,000 robots under our Uber Eats agreement, which at full utilization is expected to generate $60 to $80 million in run-rate revenue annually."
Second Quarter 2024 and Recent Highlights
•Public Offering & Follow-on Transaction: On April 18, 2024, Serve completed a successful public equity offering, which generated $40.0 million in gross proceeds, and through which Serve's common stock began trading on The Nasdaq Capital Market under the ticker symbol “SERV”. Post quarter-end, the company also completed a private placement transaction with gross proceeds of $15.0 million.
•Operational Performance: Serve averaged 385 daily supply hours during the second quarter 2024, a 106% increase year-over-year and a 28% increase quarter-over-quarter. The Company also achieved an 85% increase in daily active robots year-over-year and a 23% increase quarter-over-quarter.
•Los Angeles Expansion: In June 2024, Serve announced the expansion of its delivery operations into Koreatown and began onboarding new local merchants through its partnership with Uber Eats. The coverage expansion represents execution of Serve's long-term plan to broaden its geographic reach in Los Angeles and across the U.S.
•Manufacturing activities commenced following Magna and Ouster agreements: In the second quarter Serve commenced manufacturing activities on its 2,000-robot fleet, led by Euan Abraham, the Company's newly promoted Chief Hardware & Manufacturing Officer. Serve also entered into a purchase and production agreement with Magna, under which Magna will become the contract manufacturer of Serve's delivery robots, and signed an amendment expanding its supply agreement with Ouster to equip its next-generation robots with upgraded sensors for enhanced performance.
Second Quarter Financial Highlights
•Second quarter revenue was $0.47 million, including $0.30 million of software service revenue derived from the Company’s software services agreement with Magna. As forecasted, Serve's services contract with Magna was significantly completed during the second quarter, and the Company does not anticipate material software services revenue in Q3 2024.
•As of June 30, 2024, the Company had $28.8 million of cash and cash equivalents.

•As of June 30, 2024, the Company had 36.5 million shares of common stock outstanding, and 42.6 million shares outstanding on a fully diluted basis. Following the Company’s July 2024 private placement, the Company had approximately 48.2 million shares outstanding on a fully diluted basis.
Quarterly Conference Call
Company management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the financial results and provide a corporate update. A live webcast and replay can be accessed from the investor relations page of Serve's website at investors.serverobotics.com.
Individuals interested in listening to the conference call may do so by dialing (646) 968-2525 and referencing conference ID#: 1640108.

About Serve

Serve develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed tens of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots on the Uber Eats platform across multiple U.S. markets.

For further information about Serve (Nasdaq: SERV), please visit www.serverobotics.com or follow us on social media via X (Twitter), Instagram, or LinkedIn @serverobotics.

Supplemental Financial Information
The key metrics and financial tables outlined below are metrics that provide management with additional understanding of the drivers of business performance and the Company’s ability to deliver stockholder return. Investors should not place undue reliance on these metrics as indicators of future or expected results. The Company’s presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Table 1: Key Metrics

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Key Metrics	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Daily Active Robots (1)	48	39	23	44	25
Daily Supply Hours (2)	385	300	152	342	169
(1)Daily Active Robots: The Company defines daily active robots as the average number of robots performing daily deliveries during the period.
(2)Daily Supply Hours: The Company defines daily supply hours as the average number of hours the Company’s robots are ready to accept offers and perform daily deliveries during the period.

Table 2: Revenue

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Software services	$296,035	$851,101	$-	$1,147,136	$-
Delivery services	75,540	51,760	32,467	127,300	57,719
Branding fees	96,800	43,850	29,542	140,650	44,542
	$468,375	$946,711	$62,009	$1,415,086	$102,261
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we or our management are discussing our beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent management’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s partnership with Magna, timing of the Company’s robot deployment, the Company’s ability to expand to additional markets, and the Company’s timing and ability to scale to commercial production.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the three months ended June 30, 2024 that will be filed following this earnings release, and in our subsequent SEC filings. We can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts

Aduke Thelwell, Head of Communications & Investor Relations
Serve Robotics
aduke.thelwell@serverobotics.com
347-464-8510

Investor Relations
investor.relations@serverobotics.com

Serve Robotics Inc.
Unaudited Condensed Consolidated Balance Sheets
As of June 30, 2024 and December 31, 2023
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	28,780,034	$6,756
Accounts receivable	93,132	2,955
Inventory	709,289	774,349
Prepaid expenses	1,119,995	676,969
Escrow Receivable	180,000	-
Total current assets	30,882,450	1,461,029
Property and equipment, net	819,244	48,422
Right of use asset	552,143	782,439
Deposits	512,659	512,659
Total assets	32,766,496	$2,804,549

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	1,387,559	$2,050,605
Accrued liabilities	46,079	255,849
Deferred revenue	52,863	-
Note payable, current	750,000	1,000,000
Note payable - related party	—	70,000
Right of use liability, current portion	413,800	496,963
Lease liability, current portion	1,617,224	2,363,807
Total current liabilities	4,267,525	6,237,224
Note payable, net of current portion	—	230,933
Restricted stock award liability	—	158,617
Right of use liability	35,230	211,181
Total liabilities	4,302,755	6,837,955

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of both June 30, 2024 and December 31, 2023	—	-
Common stock, $0.0001 par value; 300,000,000 shares authorized, 36,642,064 and 24,832,814 shares issued and 36,529,574 and 24,508,795 shares outstanding as of both June 30, 2024 and December 31, 2023	3,651	2,450
Additional paid-in capital	114,869,809	64,468,141
Subscription receivable	—	(169,616)
Accumulated deficit	(86,409,719)	(68,334,381)
Total stockholders’ equity (deficit)	28,463,741	(4,033,406)
Total liabilities and stockholders’ equity (deficit)	$32,766,496	$2,804,549

Serve Robotics Inc.
Unaudited Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2024 and 2023; and Three Months Ended March 31, 2024
(unaudited)

	Three Month Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Revenues	$468,375	$946,711	$62,009	$1,415,086	$102,261
Cost of revenues	326,013	352,438	391,367	678,451	758,628
Gross profit (loss)	142,362	594,273	(329,358)	736,635	(656,367)

Operating expenses:
General and administrative	1,873,320	1,008,071	970,819	2,881,391	1,986,806
Operations	871,211	540,974	592,648	1,412,185	1,114,335
Research and development	5,787,906	6,638,441	2,125,685	12,426,347	4,208,634
Sales and marketing	165,612	118,236	83,136	283,848	362,718
Total operating expenses	8,698,049	8,305,722	3,772,288	17,003,771	7,672,493

Loss from operations	(8,555,687)	(7,711,449)	(4,101,646)	(16,267,136)	(8,328,860)

Other income (expense), net:
Interest expense, net	(260,120)	(1,326,522)	(496,862)	(1,586,642)	(538,606)
Change in fair value of derivative liability	(221,560)	-	-	(221,560)	-
Change in fair value of simple agreements for future equity	-	-	(367,748)	-	(1,236,912)
Total other income (expense), net	(481,680)	(1,326,522)	(864,610)	(1,808,202)	(1,775,518)

Provision for income taxes	-	-	-	-	-
Net loss	$(9,037,367)	$(9,037,971)	$(4,966,256)	$(18,075,338)	$(10,104,378)

Weighted average common shares outstanding - basic and diluted	33,795,009	24,556,343	6,678,372	29,176,370	6,678,372
Net loss per common share - basic and diluted	$(0.27)	$(0.37)	$(0.74)	$(0.62)	$(1.51)

Serve Robotics Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2024 and 2023
(unaudited)

	Six Months Ended June 30,
	2024	2023

Cash flows from operating activities:
Net loss	$(18,075,338)	$(10,104,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27,500	931,279
Stock-based compensation	7,735,469	200,872
Amortization of debt discount	1,677,942	466,706
Loss on conversion of note payable	221,560	-
Change in fair value of simple agreements for future equity	-	1,236,912
Interest on recourse loan	-	(2,504)
Changes in operating assets and liabilities:
Accounts receivable	(90,177)	23,697
Inventory	65,060	(4,704)
Prepaid expenses	(443,026)	16,253
Escrow receivable	(180,000)	-
Accounts payable	(663,046)	704,870
Accrued liabilities	(120,231)	(36,045)
Deferred revenue	52,863	-
Right of use liabilities, net	(28,818)	(23,163)
Net cash used in operating activities	(9,820,242)	(6,590,205)
Cash flows from investing activities:
Purchase of property and equipment	(798,322)	-
Net cash used in investing activities	(798,322)	-
Cash flows from financing activities:
Proceeds from simple agreement for future equity	-	2,666,953
Proceeds from convertible notes payable	4,844,625	2,798,410
Proceeds from note payable, related party	-	399,000
Exercise of warrants	5,907	-
Exercise of options	8,757	-
Proceeds from issuance of common stock pursuant to offering, net of offering costs	35,849,136	-
Repayments of note payable	(500,000)	(500,000)
Repayments of notes payable, related party	(70,000)	-
Deferred offering costs	-	(352,617)
Repayment of lease liability financing	(746,583)	(1,118,348)
Net cash provided by financing activities	39,391,842	3,893,398
Net change in cash and cash equivalents	28,773,278	(2,696,807)
Cash and cash equivalents at beginning of period	6,756	2,715,719
Cash and cash equivalents at end of period	$28,780,034	$18,912